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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of SofTech, Inc. on Form S-8 (File Nos. 333-61427 and 333-61417) and on Form S-3 (File Nos. 33-63831, 333-30399 and 333-55759) and in the related Prospectuses of our report dated September 8, 2000, with respect to the fiscal 2000 and fiscal 1999 consolidated financial statements and schedule for the fiscal years ended May 31, 2000 and 1999 of SofTech, Inc. included in this Annual Report on Form 10-K for the year ended May 31, 2001.


                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                               Ernst & Young LLP


Grand Rapids, Michigan
September 12, 2001